Exhibit (j)(1)(ii)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N‐1A of our reports dated November 29, 2017, relating to the financial highlights of Aspiration Flagship Fund and Aspiration Redwood Fund, each a series of Aspiration Funds, for the year ended September 30, 2017.

COHEN & COMPANY, LTD. Cleveland, Ohio
March 17, 2021

C O H E N & C O M P A N Y , L T D .
800.229.1099 | 866.818.4535 fa x | cohencpa.com

Registered with the Public Company Accounting Oversight Board